UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 5.03 hereof is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s stockholders approved and adopted the Company’s 2014 Omnibus Incentive Plan.  The terms and conditions of the Company’s 2014 Omnibus Incentive Plan are described in the Company’s definitive proxy statement dated May 5, 2014 (the “Proxy Statement”).

A copy of the 2014 Omnibus Incentive Plan is attached as Exhibit 10.1 and incorporated by reference herein and the description of the amendments to the Plan is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2014 annual meeting, the Company’s stockholders approved an amended and restated certificate of incorporation, incorporating the amendments to the Company’s certificate of incorporation approved by the stockholders at  the Company’s 2014 annual meeting, including (i) increasing the number of authorized shares of the Company’s common stock from 750,000,000 to 975,000,000, (ii) eliminating the ability of stockholders to act by written consent, and (ii) classifying the board of directors into three classes with staggered terms (the “Amended and Restated Certificate of Incorporation”).   The Amended and Restated Certificate of Incorporation was previously approved by the Board of Directors of the Company, subject to stockholder approval.  Accordingly, on May 29, 2014, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to Exhibit 3.1 filed herewith and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Company held its annual meeting of stockholders. Set forth below are the final voting results for each of the eight proposals submitted to a vote of the stockholders.

Proposal One.  To Elect Directors.  Each of the three nominees listed below was elected a director of the Company to hold office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified, based upon the following votes:

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
John N. Seitz	440,011,893	-0-	-0-	2,000
Paul L. Morris	440,011,893	-0-	-0-	2,000
Richard S. Langdon	440,011,893	-0-	-0-	2,000

Proposal Two.  To Adopt the Company’s 2014 Omnibus Incentive Plan.  The Company’s stockholders approved and adopted the Company’s 2014 Omnibus Incentive Plan, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
440,005,893	6,000	-0-	2,000

Proposal Three. To Ratify of Appointment of Independent Registered Accounting Firm.  The Company’s stockholders ratified the appointment of Mantyla McReynolds, LLC as the Company’s independent registered public accounting firm for 2014, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
400,012,393	-0-	-0-	2,000

Proposal Four.  To Approve the Amended and Restated Certificate of Incorporation. The Company’s stockholders approved the Amended and Restated Certificate of Incorporation, as disclosed in the Company’s 2014 proxy statement, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
439,111,893	900,000	-0-	2,000

Proposal Five.  To Increase the Number of Authorized Shares of Common Stock from 750,000,000 to 975,000,000.  The Company’s stockholders approved the amendment to the Company’s certificate of incorporation increasing the authorized shares of common stock from 750,000,000 to 975,000,000, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
439,106,393	906,000	-0-	2,000

Proposal Six.  To Approve a Reverse Split.   The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect one or a series of reverse splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s stockholders, provided that the Board of Directors determines to effect the reverse stock split no later than April 30, 2015, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
437,351,393	2,656,000	-0-	7,000

Proposal Seven.  To Eliminate the Ability of Stockholders to Act by Written Consent.  The Company’s stockholders approved the amendment to the Company’s certificate of incorporation to eliminate the ability of stockholders to act by written consent, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
439,109,893	902,000	-0-	2,000

Proposal Eight.   To Classify the Board of Directors into Three Classes with Staggered Terms.  The Company’s stockholders approved the amendment to the Company’s certificate of incorporation to classify the board of directors into three classes with staggered terms commencing with the 2015 annual meeting, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
439,170,560	841,333	-0-	2,000

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of GulfSlope Energy, Inc, dated effective May 29, 2014 (filed herewith)
10.1	GulfSlope Energy, Inc.’s 2014 Omnibus Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 30, 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer